UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of May 2011 issued on May 31, 2011 appears below.

May 31, 2011

TO: All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

On May 11, Edward DeMarco, Acting Director of the Federal Housing Finance Agency, presented to a conference of Directors of all twelve Home Loan Banks a speech titled "The Franchise Value of Federal Home Loan Banks." Acting Director DeMarco stated, "The primary benefit of FHLBank System membership is access to a stable and reliable source of funds at attractive rates across the maturity spectrum." His comments focused mainly on his belief that each Home Loan Bank’s business should be advances. Mr. DeMarco said, ". . . making advances is central to an FHLBank’s business . . . ."

This vision of the business model appropriate for each Home Loan Bank matches what we at the Federal Home Loan Bank of New York have been successful in creating and maintaining over the years. At the Federal Home Loan Bank of New York, we realize the power of an advance. At the end of the first quarter of 2011, advances comprised 78 percent of our total assets. These advance assets act as a reliable liquidity source for our member lenders to help fund hundreds of community needs. Mr. DeMarco noted that, "to maintain franchise value, an FHLBank must be able to deliver the benefits of System membership to its members." I can proudly say that we deliver these benefits to our members every day. And we do it through the power of an advance.

In a public forum the following week, Acting Director DeMarco said that the Home Loan Banks continue to be highly valued by our members and again focused on his belief in the advances Bank model. Noting the recent Systemwide decline in advances, Mr. DeMarco stated that "The FHLBanks have managed both the increase and the decline without a hitch. This is a key aspect of their cooperative ownership and their capital structure." I could not have said it better myself.

One of the benefits of our regional, self-capitalizing, cooperative business model is our ability to safely expand and contract to meet member lending needs throughout various business cycles. Demand for advances expands and contracts with economic and market conditions, and the Home Loan Bank capital structure supports this ebb and flow. Whether Systemwide advances expand to $1 trillion or contract to $445 billion, the level at which advances stood at the end of the first quarter of this year, the key is that advances remain available when our members need them.

At the Home Loan Bank of New York, our advances to our members stood at $75 billion at the end of the first quarter of 2011. That is $75 billion flowing through communities across our region, put to work by our members to help the families and small businesses that are their customers. As our economy continues along the long road to recovery, we continue to work with our members as an advances bank, using our advances to help strengthen communities across New York, New Jersey, Puerto Rico and the U.S. Virgin Islands.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

May 31, 2011	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer